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[MKS LOGO]                                                          EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE

                                                     INVESTOR RELATIONS CONTACT:
                                                                  Ronald Weigner
                                        Vice President & Chief Financial Officer
                                                                    978.975.2350

          MKS INSTRUMENTS REPORTS SECOND QUARTER 2003 FINANCIAL RESULTS

      Andover, Mass. -- July 22, 2003 -- MKS Instruments, Inc. (NASDAQ: MKSI), a leading worldwide provider of products that measure, control, power and monitor critical parameters of semiconductor and other advanced manufacturing process environments, today reported second quarter 2003 revenues of $81.2 million, up 12 percent over first quarter 2003 revenues of $72.8 million and down 6 percent from second quarter 2002 revenues of $85.9 million.

      The second quarter 2003 GAAP net loss was $5.5 million or $0.11 per share compared to the first quarter 2003 GAAP net loss of $7.4 million or $0.14 per share and the second quarter 2002 GAAP net loss of $4.7 million or $0.09 per share.

      The second quarter 2003 pro forma net loss (defined as net income before amortization of acquired intangible assets, and other acquisition and disposition related charges, net of income taxes) was $1.9 million or $0.04 per share compared to the first quarter 2003 pro forma net loss of $3.7 million or $0.07 per share and second quarter 2002 pro forma net income of $182,000 or breakeven on a per share basis. Excluding a special item of $304,000 for restructuring, asset impairment and other charges, the second quarter 2003 pro forma net loss was $1.5 million or $0.03 per share. Since 1999, MKS has reported financial results on a pro forma basis as a complement to results provided in accordance with accounting principles generally accepted in the United
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States. MKS' management uses such pro forma measures internally to evaluate the company's performance and manage its operations, and believes that pro forma measures provide useful information for understanding operating results and comparing prior periods.

      For the six months ended June 30, 2003, MKS reported revenues of $153.9 million and a GAAP net loss of $12.9 million or $0.25 per share compared to revenues of $145.0 million and a GAAP net loss of $16.5 million or $0.34 per share for the same period of 2002. The pro forma net loss for the six months of 2003 was $5.5 million or $0.11 per share, and excluding the special item was $5.2 million or $0.10 per share. This compares to the pro forma net loss of $4.1 million or $0.08 per share for the same period of 2002.

      John R. Bertucci, Chairman, Chief Executive Officer and President, said, "Our second quarter revenue growth was broad based and above our guidance. We continued to make inroads in the higher-growth flat panel display equipment market, and sales to the semiconductor and medical equipment markets also increased. Our balance sheet remained strong with cash and investments, net of debt, of approximately $110 million."

      Mr. Bertucci continued, "There are a few signs that the outlook is improving, such as the pull-in of some semiconductor and medical OEM orders from Q3 to Q2 and the positive tone set recently at the Semicon West trade show. In the third quarter, we will reduce mandatory time off from ten days to five days. However, given the unevenness of end user and OEM customer orders over the last two quarters, we estimate that third quarter 2003 revenues could remain relatively flat and range between $78 and $83 million. This sales range, combined with modest improvement in gross margin, could
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result in a third quarter 2003 GAAP net loss of $0.08 to $0.13 per share. On a pro forma basis, the net loss could range from $0.01 to $0.06 per share, excluding amortization of acquired intangible assets of approximately $3.6 million. Our goal is to reach breakeven on a pro forma basis in this revenue range."

      Management will host a conference call on Tuesday, July 22, 2003 at 5:00 p.m. (EDT) to discuss these financial results. To listen to this call, dial 800-218-0530 (domestic) or 303-262-2130 (international), or access the live call and a rebroadcast at www.mksinstruments.com. To hear a replay through July 29, 2003, dial 303-590-3000, passcode 543273#.

      MKS Instruments, Inc. is a leading worldwide provider of instruments, components and subsystems that measure, control, power and monitor critical parameters of semiconductor and other advanced manufacturing process environments. MKS' products are used to manufacture semiconductors; thin film coatings for diverse markets such as flat panel displays, optical and magnetic storage products, architectural glass, and electro-optical products; and medical imaging equipment.

      This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding MKS' future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, fluctuations in net sales to MKS' major customers, potential fluctuations in quarterly results, the failure of MKS and acquired companies to realize the anticipated benefits of their combined businesses, the challenges and risks involved with integrating the operations of MKS and acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS' filings with the Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

                                       ###
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                              MKS INSTRUMENTS, INC.
                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                            Three Months Ended
                                                                                                  June 30,
                                                                                          -------------------------
                                                                                            2003             2002
                                                                                          --------         --------
Net sales                                                                                 $ 81,168         $ 85,932
Cost of sales                                                                               53,723           56,217
                                                                                          --------         --------
Gross profit                                                                                27,445           29,715
Research and development                                                                    11,453           12,053
Selling, general and administrative                                                         17,459           20,721
Amortization of acquired intangible assets                                                   3,617            4,137
Restructuring, asset impairment and other charges                                              304               --
Purchase of in-process technology                                                               --            2,290
                                                                                          --------         --------
Loss from operations                                                                        (5,388)          (9,486)
Interest income, net                                                                           282              356
                                                                                          --------         --------
Loss before income taxes                                                                    (5,106)          (9,130)
Provision (benefit) for income taxes (See NOTE 1 below)                                        364           (4,436)
                                                                                          --------         --------
Net loss                                                                                  $ (5,470)        $ (4,694)
                                                                                          ========         ========
Net loss per share (See NOTE 2 below)                                                     $  (0.11)        $  (0.09)
                                                                                          ========         ========
Weighted average shares outstanding                                                         51,419           51,152

The following supplemental pro forma earnings information is presented to aid in understanding the MKS operating results:

Supplemental Pro Forma Earnings Information
Net loss                                                                                  $ (5,470)        $ (4,694)
Adjustments:
Amortization of acquired intangible assets                                                   3,617            4,137
Purchase of in-process technology                                                               --            2,290
Tax effect of adjustments (See NOTE 1 below)                                                    --           (1,551)
                                                                                          --------         --------
Pro forma net income (loss) before amortization of acquired intangible assets, and
other acquisition and disposition related charges, net of income taxes                    $ (1,853)        $    182
                                                                                          ========         ========
Pro forma net income (loss) per share before amortization of acquired intangible assets, and other acquisition and disposition related charges,
net of income taxes                                                                       $  (0.04)        $     --
                                                                                          ========         ========
Weighted average shares outstanding                                                         51,419           52,860

Supplemental Pro Forma Earnings Information, Before Special Items

Pro forma net income (loss) before amortization of acquired intangible assets, and
other acquisition and disposition related charges, net of income taxes                    $ (1,853)        $    182
Special Items
Restructuring, asset impairment and other charges                                              304               --
                                                                                          --------         --------
Pro forma net income (loss) before amortization of acquired intangible assets, other acquisition and disposition related charges, and special items,
net of income taxes                                                                       $ (1,549)        $    182
                                                                                          ========         ========
Pro forma net income (loss) per share before amortization of acquired intangible assets, other acquisition and disposition related charges,
and special charges, net of income taxes                                                  $  (0.03)        $     --
                                                                                          ========         ========
Weighted average shares outstanding                                                         51,419           52,860


NOTE 1: MKS recorded a tax benefit of $4,436 for the three months ended June 30, 2002. In the three months ended December 31, 2002, MKS recorded a full valuation allowance against its net deferred tax assets. Accordingly, MKS has not recorded a deferred tax benefit from the net operating loss incurred in the quarter ended June 30, 2003. The provision for income taxes of $364 includes tax expense from foreign operations and state taxes.

NOTE 2: Due to the net loss for the quarter, net loss per share is based on the basic number of weighted average shares outstanding.
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                              MKS INSTRUMENTS, INC.
                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                             Six Months Ended
                                                                                                  June 30,
                                                                                        ---------------------------
                                                                                          2003              2002
                                                                                        ---------         ---------
Net sales                                                                               $ 153,945         $ 144,999
Cost of sales                                                                             101,094            96,064
                                                                                        ---------         ---------
Gross profit                                                                               52,851            48,935
Research and development                                                                   22,685            21,185
Selling, general and administrative                                                        35,278            37,779
Amortization of acquired intangible assets                                                  7,395             6,342
Restructuring, asset impairment and other charges                                             304                --
Purchase of in-process technology                                                              --             8,390
                                                                                        ---------         ---------
Loss from operations                                                                      (12,811)          (24,761)
Interest income, net                                                                          562               782
                                                                                        ---------         ---------
Loss before income taxes                                                                  (12,249)          (23,979)
Provision (benefit) for income taxes (See NOTE 1 below)                                       651            (7,498)
                                                                                        ---------         ---------
Net loss                                                                                $ (12,900)        $ (16,481)
                                                                                        =========         =========
Net loss per share (See NOTE 2 below)                                                   $   (0.25)        $   (0.34)
                                                                                        =========         =========
Weighted average shares outstanding                                                        51,399            48,720

The following supplemental pro forma earnings information is presented to aid in understanding the MKS operating results:

Supplemental Pro Forma Earnings Information
Net loss                                                                                $ (12,900)        $ (16,481)
Adjustments:
Amortization of acquired intangible assets                                                  7,395             6,342
Purchase of in-process technology                                                              --             8,390
Tax effect of adjustments (See NOTE 1 below)                                                   --            (2,323)
                                                                                        ---------         ---------
Pro forma net loss before amortization of acquired intangible assets, and
other acquisition and disposition related charges, net of income taxes                  $  (5,505)        $  (4,072)
                                                                                        =========         =========
Pro forma net loss per share before amortization of acquired intangible assets, and other acquisition and disposition related charges,
net of income taxes                                                                     $   (0.11)        $   (0.08)
                                                                                        =========         =========
Weighted average shares outstanding                                                        51,399            48,720

Supplemental Pro Forma Earnings Information, Before Special Items

Pro forma net loss before amortization of acquired intangible assets, and
other acquisition and disposition related charges, net of income taxes                  $  (5,505)        $  (4,072)
Special Items
Restructuring, asset impairment and other charges                                             304                --
                                                                                        ---------         ---------
Pro forma net loss before amortization of acquired intangible assets, other acquisition and disposition related charges, and special items,
net of income taxes                                                                     $  (5,201)        $  (4,072)
                                                                                        =========         =========
Pro forma net loss per share before amortization of acquired intangible assets, other acquisition and disposition related charges,
and special charges, net of income taxes                                                $   (0.10)        $   (0.08)
                                                                                        =========         =========
Weighted average shares outstanding                                                        51,399            48,720


NOTE 1: MKS recorded a tax benefit of $7,498 for the six months ended June 30, 2002. In the three months ended December 31, 2002, MKS recorded a full valuation allowance against its net deferred tax assets. Accordingly, MKS has not recorded a deferred tax benefit from the net operating loss incurred in the six months ended June 30, 2003. The provision for income taxes of $651 includes tax expense from foreign operations and state taxes.

NOTE 2: Due to the net loss for the six month periods, net loss per share is based on the basic number of weighted average shares outstanding.
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                              MKS INSTRUMENTS, INC.
                      UNAUDITED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                  June 30,      December 31,
                                                    2003            2002
                                                  --------        --------
ASSETS

Cash and short-term investments                   $117,196        $128,714
Trade accounts receivable                           50,904          45,505
Inventories                                         74,570          73,235
Other current assets                                 6,491           6,098
                                                  --------        --------
            Total current assets                   249,161         253,552

Property, plant and equipment, net                  78,246          82,595
Long-term investments                               18,319          15,980
Goodwill                                           259,727         259,781
Other acquired intangible assets                    60,327          67,720
Other assets                                         5,715           5,995
                                                  --------        --------
Total assets                                      $671,495        $685,623
                                                  ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt                                   $ 14,552        $ 18,472
Accounts payable                                    18,079          15,301
Other accrued expenses                              25,043          27,771
                                                  --------        --------
            Total current liabilities               57,674          61,544

Long-term debt                                      10,767          11,726
Other long-term liabilities                          1,526           1,663

Stockholders' equity:
Common stock                                           113             113
Additional paid-in capital                         580,539         579,175
Retained earnings                                   15,723          28,623
Other stockholders' equity                           5,153           2,779
                                                  --------        --------
            Total stockholders' equity             601,528         610,690
                                                  --------        --------

Total liabilities and stockholders' equity        $671,495        $685,623
                                                  ========        ========